UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2019

SLEEP NUMBER CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

000-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

1001 Third Avenue South, Minneapolis, MN  55404

(Address of principal executive offices)(Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to

Section 13(a) of the Exchange Act.☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2019, Sleep Number Corporation and its wholly-owned subsidiary Select Comfort Retail Corporation (collectively, the “Company”) and Synchrony Bank entered into a Fourth Amendment to Retailer Program Agreement (the “Fourth Amendment”), which amended the Retailer Program Agreement, dated effective as of January 1, 2014 as amended (the “Agreement”), among the parties. The Fourth Amendment amends the financial covenants in Appendix B of the Agreement by updating the “Leverage Ratio” requirement. The Company’s purpose in revising the financial covenants as reflected in the Fourth Amendment is to align the financial covenants and corresponding reporting requirements in the Agreement with those contained in the Amended and Restated Credit and Security Agreement between the Company and U.S. Bank National Association and certain other financial institutions party to the Credit Agreement entered into on February 14, 2018, as amended by that certain First Amendment to Amended and Restated Credit and Security Agreement dated as of February 11, 2019.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, which the Company will file with the Securities and Exchange Commission as an exhibit to the Company’s Form 10-K for the period ending December 28, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION (Registrant)

Dated: December 20, 2019	By:	/s/ Robert J. Poirier
	Name:	Robert J. Poirier
	Title:	Chief Accounting Officer